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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Micron Electronics, Inc. on Form S-8 (File No. 33-63701) of our report, dated September 19, 1996, on our audits of the financial statements and financial statement schedule of Micron Electronics, Inc., as of August 29, 1996 and August 31, 1995 and for each of the three years in the period ended August 29, 1996, which report is included in this Annual Report on Form 10-K.

                                          /s/ Coopers & Lybrand L.L.P.

Boise, Idaho
October 11, 1996